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                            FORM OF NOTE                             EXHIBIT 2.3
                            ------------

LEGEND FOR BOOK-ENTRY NOTE:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK (THE "DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                                           REGISTERED

                              CUSIP NO. 831904 40 4

NO. ____                                               U.S. $____________
                                                       REPRESENTING ______
                                                       UNITS ($___ PER UNIT)

                           SMITH BARNEY HOLDINGS INC.
         SMITH BARNEY S&P 500 EQUITY LINKED NOTE DUE OCTOBER  ___, 2003


         SMITH BARNEY HOLDINGS INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to SPECIMEN , or registered assigns, the principal sum of _____________ Dollars ($_________________) (the "Principal
Amount") plus the Supplemental Redemption Amount (as defined below), if any, on October ___, 2003. Holders of the Securities (as defined below) will not be entitled to receive periodic payments of interest on the Securities.

         Payment to the Holders of the Principal Amount and the Supplemental Redemption Amount and any interest on any overdue amount thereof with respect to this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
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         Reference is hereby made to the further provisions of this Security set forth after the Trustee's certificate of authentication, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:   October  __, 1997

                                        SMITH BARNEY HOLDINGS INC.


                                        By:     Specimen
                                              -------------------------------
                                                Charles W. Scharf
                                                Executive Vice President and
                                                Chief Financial Officer


                                        By:     Specimen
                                              -------------------------------
                                                Mark I. Kleinman
                                                Executive Vice President
                                                and Treasurer

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. CITIBANK, N.A., as Trustee



By:___________________________
       Authorized Signatory

                           SMITH BARNEY HOLDINGS INC.
         SMITH BARNEY S&P 500 EQUITY LINKED NOTE DUE OCTOBER  __, 2003

     This Security is one of a duly authorized issue of Securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of May 15, 1993, as supplemented by the First Supplemental Indenture dated as of September 1, 1993 and the Second Supplemental Indenture dated as of December 12, 1996 (as so supplemented, herein called the "Indenture"), between the Company and Citibank, N.A. (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated as set forth above, limited in aggregate principal amount to $_______________.

SUPPLEMENTAL REDEMPTION AMOUNT

   The "Supplemental Redemption Amount" with respect to this Security equals:

 Principal Amount  X   Ending Index Value - Starting Index Value   X _____%
                       -----------------------------------------
                              Starting Index Value

provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The "Starting Index Value" equals ______. The "Ending Index Value" will be determined by Smith Barney Inc. (the "Calculation Agent," which term includes any successor thereto) and will equal the average (arithmetic mean) of the closing values of the S&P 500 Composite Stock Price Index (the "Index") determined on each of the first five Calculation Days (as defined below) during the Calculation Period (as defined below). If there are fewer than five Calculation Days, then the Ending Index Value will equal the average (arithmetic mean) of the closing values of the Index (the "Index Value") on such Calculation Days, and if there is only one Calculation Day, then the Ending Index Value will equal the Index Value on such Calculation Day. If no Calculation Days occur during the Calculation Period because of Market Disruption Events (as defined below), then the Ending Index Value will equal the Index Value determined on the last scheduled Index Business Day (as defined below) in the Calculation Period, regardless of the occurrences of a Market Disruption Event on such day. Notwithstanding any of the foregoing, the Ending Index Value, for purposes of calculating the Supplemental Redemption Amount, shall not exceed the product of the Starting Index Value and 220%. "Calculation Period" means the period from and including the seventh scheduled Index Business Day prior to the maturity date to and including the second scheduled Index Business Day prior to the maturity date. "Calculation Day" means any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred. For purposes of determining the Ending Index Value, an "Index Business Day" is a day on which the New York Stock Exchange and the American Stock Exchange are open for trading and the Index or any Successor Index (as defined below) is calculated and published. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and Holders of the Securities.

ADJUSTMENTS TO THE INDEX; MARKET DISRUPTION EVENTS

     If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in any material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the Index or such Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent shall, at the close of business in New York, New York, on each Calculation Day, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the Index as if such changes or modifications had not been made, and calculate the Index Value with reference to the Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent shall adjust such index in order to arrive at a value of the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

     "Market Disruption Event" means either of the following events, as determined by the Calculation Agent:

          (i) the suspension or material limitation (limitations pursuant to New York Stock Exchange Rule 80A (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange or any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall be considered "material" for purposes of this definition), in each case, for more than two hours of trading, in 100 or more of the securities included in the Index, or

          (ii) the suspension or material limitation, in each case, for more than two hours of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the Index which are traded on the Chicago Mercantile Exchange or (B) option contracts related to the Index which are traded on the Chicago Board Options Exchange.

For the purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

DISCONTINUANCE OF THE INDEX

     If Standard & Poor's ("S&P") discontinues publication of the Index and S&P or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to such Index (any such index being referred to hereinafter as a "Successor Index"), then the relevant Index Value shall be determined by reference to the value of such Successor Index at the close of trading on the relevant exchange or market for the Successor Index on the applicable Calculation Day.

     Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent shall cause written notice thereof to be furnished to the Trustee, to the Company and to the Holders of the Securities within three Business Days of such selection.
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     If S&P discontinues publication of the Index prior to, and such discontinuance is continuing on, any Calculation Day and the Calculation Agent determines that no Successor Index is available at such time, then on such Calculation Day, the Calculation Agent shall determine the Index Value on such Calculation Day. The Index Value shall be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Calculation Day of each security most recently comprising the Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the Securities. If a Successor Index is selected or the Calculation Agent calculates a value as a substitute for the Index, such Successor Index or value shall be substituted for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

GENERAL

     The Securities are not subject to redemption by the Company or at the option of the Holder prior to maturity and are not subject to the satisfaction, discharge and defeasance provisions of the Indenture.

     If an Event of Default with respect to the Securities shall have occurred and be continuing, the maturity of the Securities may be accelerated as follows: the amount payable to a Holder of this Security upon any acceleration permitted by the Securities, with respect to each $15 principal amount thereof, will be equal to: (i) $15, plus (ii) a Supplemental Redemption Amount calculated as though the date of early repayment were the maturity date of the Securities.

     In case of default in payment at the maturity date of the Securities (whether at their stated maturity or upon acceleration), from and after the maturity date, the Securities shall bear interest, payable upon demand of the Trustee, at the rate of ______% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Securities to the date payment of such amount is made or duly provided for.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount plus the Supplemental Redemption Amount, if any, with respect to this Security and any
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interest on any overdue amount thereof at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $15 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same. If (x) any Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that the Global Securities shall be exchangeable for a certificated note or (z) an Event of Default has occurred and is continuing with respect to the Securities, the Global Securities will be exchangeable for Securities in definitive certificated form of like tenor and of an equal aggregate principal amount, in denominations of $15 and integral multiples thereof. Such definitive Securities shall be registered in such name or names as the Depositary shall instruct the Trustee.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                     ---------------------------------------

             The following abbreviations, when used in the inscription on the first page of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.


             UNIF GIFT MIN ACT --     ________________________________________
                                                   (Cust)

                as Custodian for     ________________________________________
                                                   (Minor)

                                     under Uniform Gifts to Minors Act of


                                     ________________________________________
                                                   (State)


             TEN COM   --   as tenants in common
             TEN ENT   --   as tenants by the entireties
             JT TEN    --   as joint tenants with right of survivorship
                            and not as tenants in common


             Additional abbreviations may also be used though not in the above list.

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



[Please Insert Social Security Number or Other Identifying Number of Assignee:]


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[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE:]


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the within Security of Smith Barney Holdings Inc. and does hereby irrevocably constitute and appoint


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Attorney to transfer said Security on the books of said Company, with full power of substitution in the premises.



Dated:
      --------------------          -----------------------------------------

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the first page of the within Security in every particular, without alteration or enlargement or any change whatever, and be guaranteed by the endorser's bank or broker.